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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2004

                        LAZARE KAPLAN INTERNATIONAL INC.
             (Exact Name of registrant as specified in its charter)

            Delaware                       1-7848                 13-2728690
(State or other jurisdiction of         (Commission             (IRS Employer
incorporation or organization)          File Number)         Identification No.)

19 West 44th Street, New York, New York                                  10036
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code (212) 972-9700

                                 Not Applicable
              (Former name, former address and former fiscal year,
                         if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))





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Item 1.01. Entry into a Material Definitive Agreement.

     On September 28, 2004, Lazare Kaplan International Inc. (the "Company") entered into a Revolving Credit Agreement, dated as of September 28, 2004, by and between the Company and HSBC Bank USA, National Association ("HSBC") (the "Credit Agreement"). The Credit Agreement provides for a maximum borrowing capacity of $30,000,000 and matures on December 1, 2006. The term of the Credit Agreement may be extended in one-year increments commencing November 30, 2005, subject to the consent of HSBC. Borrowings under the Credit Agreement bear interest at (i) the higher of (x) HSBC's base rate or (y) one half of one percent above the Federal Funds Effective Rate, or (ii) 160 basis points above the London Interbank Offered Rate. The applicable interest rate is contingent upon the method of borrowing selected by the Company. The proceeds of this facility are available for the Company's working capital needs. The Credit Agreement contains certain provisions that require, among other things, (a) maintenance of defined levels of working capital, net worth and profitability, and (b) limitation on other borrowing levels, investments, capital expenditures and the repurchase of treasury shares.

     A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     10.1 - Revolving Credit Agreement, dated as of September 28, 2004, between Lazare Kaplan International Inc. and HSBC Bank USA, National Association.





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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LAZARE KAPLAN INTERNATIONAL INC.


Date: October 4, 2004                   By: /s/ William H. Moryto
                                            ------------------------------------
                                                William H. Moryto
                                                Vice President and Chief
                                                Financial Officer